Exhibit 10.1

Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the "Agreement") is entered into as of August 16, 2023, by and between GYRODYNE, LLC, a New York limited liability company with an address at One Flowerfield, St. James, New York 11780 ("Gyrodyne"), and STAR EQUITY FUND, LP, a Delaware limited partnership whose address is 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870 (collectively with its affiliates, "Star Equity", and together with Gyrodyne, each a "Party" and, collectively, the "Parties").

RECITALS

a)         In connection with certain discussions to be conducted between the parties with respect to Gyrodyne’s 2023 annual meeting of shareholders (the “Discussions”) and the possible adoption by Gyrodyne of an equity compensation plan and of an amendment to Gyrodyne’s existing retention bonus plan (such possible adoption and amendment, the “Possible Transaction”, and together with the Discussions, the “Purpose”), the Parties desire that Gyrodyne share certain confidential information with Star Equity relating to the Possible Transaction.

B.         The purpose of this Agreement is to set forth the Parties’ understandings and agreements with respect to the use and disclosure of Confidential Information (as defined below) that may become known to Star Equity from Gyrodyne.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

As used herein, "Information" means all data, reports, interpretations, forecasts, contacts, contracts, plans, land use proposals, drawings, site plans, environmental, traffic and marketing studies, financing sources, potential acquisition targets, investors, credit enhancement sources, underwriters, brokers, contractors, developers, and records containing or otherwise reflecting information concerning Gyrodyne or its business which Gyrodyne or its directors, officers, employees, agents, affiliates or controlling persons have provided, or may hereafter provide, to Star Equity in the course of the Discussions, together with analysis, compilations, studies or other documents, whether prepared by Star Equity or others, which contain or otherwise reflect the Information. As used herein, "Confidential Information" means Information which is not available to the general public.

1.         All Confidential Information included in the Information will be kept confidential by Star Equity and will not, without the prior written consent of Gyrodyne, be disclosed by Star Equity or by its directors, officers, employees, agents, affiliates, or controlling persons (collectively referred to herein as “Representatives”), in any manner whatsoever, in whole or in part, other than to Star Equity’s Representatives (subject to the further limitations set forth below), and shall not be used by Star Equity or its Representatives other than in connection with the Purpose and for no other purpose. Moreover, Star Equity agrees to reveal the Confidential Information only to its Representatives who need to know the Confidential Information to advance the Purpose, who are informed by Star Equity of the confidential nature of the Confidential Information and who shall agree to be bound by the terms and conditions of this Agreement. Star Equity shall be responsible for any breach of this Agreement by its Representatives (including Representatives who, subsequent to the first date of disclosure of Confidential Information hereunder, become former Representatives). Star Equity agrees to take all reasonable measures to restrain its Representatives (or former Representatives) from unauthorized disclosure or use of the Confidential Information.

2.         Star Equity agrees that it will not, without the prior written consent of Gyrodyne, use any Information for any purpose other than the purposes set forth in this Agreement or use the Confidential Information in any way which would circumvent the intent of this Agreement.

3.          Star Equity agrees that it will not disclose, except as required by law or by regulation, to any person or entity the fact that Information has been made available to it, that discussions are taking place concerning the Purpose or the Possible Transaction or any terms or other facts with respect the Purpose or the Possible Transaction (including the status thereof).

4.          Star Equity agrees to keep a record of the Information furnished to it by Gyrodyne and the location of such Information. Upon Gyrodyne's request, Star Equity shall return promptly all Information to Gyrodyne intact and any and all copies thereof and notes or memoranda made by Representatives of Star Equity that incorporate any Confidential Information shall, subject to applicable law, be destroyed and so certified by Star Equity in writing to Gyrodyne.

5.         This Agreement insofar as it relates only to Confidential Information shall be inoperative as to such portion of the Confidential Information which (i) becomes generally available to the public through no fault or action by Star Equity or its respective Representatives, or (ii) becomes available to Star Equity on a non-confidential basis from a source, other than Gyrodyne or Gyrodyne's Representatives, which to the best of Star Equity’s knowledge is not prohibited from disclosing such Information by any contractual, legal or fiduciary obligation.

6.         In the event that Star Equity becomes legally compelled to disclose any of the Information, it shall provide Gyrodyne with prompt notice so that Gyrodyne may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or Gyrodyne waives compliance with the provisions of this Agreement, Star Equity will furnish only that portion of the Information that it is advised by written opinion of counsel is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded such portion of the Information.

7.         Star Equity hereby acknowledges and agrees that money damages would not be sufficient remedy for any breach of this Agreement and that in the event of any breach or threatened breach of this Agreement by Star Equity or its Representatives, Gyrodyne shall be entitled to specific performance and injunctive relief as remedies for any such breach or threatened breach without the necessity of posting any bond or security therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition, and without prejudice, to all other rights and remedies available at law or equity to Gyrodyne.

8.         Nothing contained in this Agreement shall obligate Gyrodyne to disclose or deliver Information to Star Equity which Gyrodyne in its sole discretion determines is not appropriate to deliver.

9.         No failure or delay by Gyrodyne in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10.       This Agreement and the obligations of confidentiality and non-disclosure provided hereunder shall continue until the earlier of (i) such date as Gyrodyne shall have made a public disclosure or announcement that its Board has approved a Possible Transaction which disclosure or announcement contains the terms, or a summary of the terms thereof, and (ii) August 25, 2023.

11.         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.         Any assignment of this Agreement by either Party without the prior written consent of the other shall be void.

13.         This Agreement contains the entire agreement between the Parties concerning confidentiality of the Information and no modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless approved in writing by the other.

14.         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) or by other electronic means shall have the same effect as physical delivery of the paper document bearing the original signature.

[signatures appear on next page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year hereinabove written.

GYRODYNE, LLC

By:	/s/ Gary J. Fitlin
Name:	Gary J. Fitlin
Title:	President, CEO and CFO

STAR EQUITY FUND, LP
By:	STAR EQUITY FUND GP, LLC General Partner

By:	/s/ Jeffrey E. Eberwein
Name: Jeffrey E. Eberwein
Title: Manager

Signature Page – Confidentiality – Gyrodyne/Star Equity